UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 12, 2007

Date of Report (Date of earliest event reported)

Northstar Neuroscience, Inc.

(Exact name of registrant as specified in its charter)

Washington	000-51951	91-1976637
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2401 Fourth Avenue, Suite 300

Seattle, WA 98121

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (206) 728-1477

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.	Regulation FD Disclosure.

Representatives of Northstar Neuroscience, Inc. will use the materials attached hereto as Exhibit 99.1 in investor presentations from time to time, including an investor presentation made on July 12, 2007. We have posted the presentation materials on our company website at www.northstarneuro.com.

Please refer to page 2 of Exhibit 99.1 for a discussion of certain forward-looking statements included in the presentation materials. These forward-looking statements involve risks and uncertainties, including activities, events or developments that we expect, believe or anticipate will or may occur in the future. A number of factors could cause actual results to differ from those indicated in the forward-looking statements, including the risks and uncertainties associated with our ability to complete our ongoing or future clinical trials or secure regulatory approval for, or commercialize, any of our products, and the size of the potential markets for our products. Additional assumptions, risks and uncertainties are described in detail in our registration statements, reports and other filings with the Securities and Exchange Commission. Such filings are available on our website or at www.sec.gov.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Northstar Neuroscience, Inc. investor presentation materials

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHSTAR NEUROSCIENCE, INC.

Dated: July 13, 2007	By:	/s/ Raymond N. Calvert
Raymond N. Calvert Vice President, Finance, Chief Financial Officer and Secretary

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EXHIBIT INDEX

Exhibit No.	Description
99.1	Northstar Neuroscience, Inc. investor presentation materials

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